PHOENIX INVESTMENT TRUST
CIK# 0001045018
Annual 8/31/06



Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1, and 74V2 correctly, the correct answers are as follows:

72DD1/72DD2-
Series 1-
Class A 240, B 22, C 19.
Series 2
Class A, B, C are zero.
Series 3
Class A, C, X are zero.
Series 4-
Class A, C, X are zero.

73A1/73A2-
Series 1
Class A 0.121, Class B 0.027 and Class C 0.027.
Series 2
Class A, Class B and Class C are zero.
Series 3
Class A, Class C and Class X are zero.
Series 4
Class A, Class C and Class X are zero.

74U1/74U2-
Series 1
Class A 1881, Class B 602, Class C 616
Series 2-
Class A 7340, Class B 1790, Class C 3624
Series 3-
Class A 10, Class C 14, Class X 106
Series 4-
Class A 10, Class C 10, Class X 92

74V1/74V2-
Series 1
Class A $15.33, Class B $14.66, Class C $14.67
Series 2-
Class A $18.45, Class B $17.07, Class C $17.07
Series 3-
Class A $10.05, Class C $10.04, Class X 10.06
Series 4-
Class A $9.79, Class C $9.77, Class X $9.79